UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LUFKIN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

•    On Friday, April 12, 2013, Lufkin Industries, Inc. (the “Company”) filed a Current Report on Form 8-K stating the following information:

Item 7.01	Other Events.

On April 5, 2013, the Board of Directors of the Company determined to postpone the Company’s 2013 Annual Meeting of Shareholders previously scheduled for May 1, 2013, because of the pendency of the contemplated merger of the Company with a subsidiary of General Electric Company (“GE”) pursuant to the Agreement and Plan of Merger dated April 5, 2013, by and among the Company, GE, and Red Acquisition, Inc., a wholly owned subsidiary of GE.

The Company plans to call a special meeting at which it will seek shareholder approval of the merger. The Company anticipates that it will announce a date for the special meeting when it has more information regarding the timing of the contemplated merger with GE, and that the date of the special meeting will be included in the proxy statement that will be provided to shareholders.

In addition, the Company has determined not to hold quarterly earnings calls, subject to further developments regarding the contemplated merger with GE.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about GE, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the Company at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this report regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.